UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 9, 2013

Waters Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

01-14010	13-3668640
(Commission File Number)	(IRS Employer Identification No.)

34 Maple Street, Milford, Massachusetts	01757
(Address of Principal Executive Offices)	(Zip Code)

(508) 478-2000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The final results of voting on each of the matters submitted to a vote of security holders during the Registrant’s annual meeting of shareholders on May 9, 2013 are as follows.

PROPOSAL 1. ELECTION OF DIRECTORS	For	Against	Abstentions	Broker Non-Votes
Election of Directors:
Douglas A. Berthiaume	70,179,195	2,098,347	—	3,689,351
Joshua Bekenstein	69,662,779	2,614,763	—	3,689,351
Michael J. Berendt, Ph.D.	70,459,296	1,818,246	—	3,689,351
Edward Conard	69,753,458	2,524,084	—	3,689,351
Laurie H. Glimcher, M.D.	70,654,948	1,622,594	—	3,689,351
Christopher A. Kuebler	71,920,307	357,235	—	3,689,351
William J. Miller	69,546,132	2,731,410	—	3,689,351
JoAnn A. Reed	72,083,119	194,423	—	3,689,351
Thomas P. Salice	69,799,178	2,478,364	—	3,689,351

Under the Registrant’s Bylaws, each of the directors was elected, having received more votes “for” than “against.”

PROPOSAL 2. RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	For	Against	Abstentions	Broker Non-Votes
Under the Registrant’s Bylaws, the selection of PricewaterhouseCoopers was ratified, having received “for” votes from more than a majority of shares cast for, against or abstain.	75,221,054	687,798	58,041	—

PROPOSAL 3. NON-BINDING VOTE ON EXECUTIVE COMPENSATION	For	Against	Abstentions	Broker Non-Votes
Advisory Vote on Executive Compensation Matters: Our shareholders approved the non-binding vote on executive compensation	65,713,224	4,856,132	1,709,891	3,687,646

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WATERS CORPORATION

Dated: May 10, 2013	By:	/s/ William J. Curry
Name: William J. Curry Title: Vice President, Corporate Controller and Principal Accounting Officer (duly authorized and chief accounting officer)